FIRST ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE OF
REAL ESTATE

THIS FIRST ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (the “Addendum”) is made and entered by and between ADDvantage Technologies Group of Missouri, Inc., a Missouri corporation (“Seller”), and David Chymiak LLC, an Oklahoma limited liability company  (“Buyer”) as of the 28th day of March, 2019.

Recitals

A. The parties executed that certain Agreement for the Purchase and of Sale of Real Estate having an Effective Date of March 22, 2019 (the “Original Contract”), covering certain real property more specifically described at Exhibit “A” of the Original Contract (the “Property”).
B. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Contract.

Agreement

In consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Exhibit “A” of the Original Contract shall be amended, and is hereby amended and restated in its entirety to read as follows:
Beginning at the Southeast Corner of the Northwest Quarter of the Southeast Quarter of Section Eleven (11), Township Forty Five (45) North, Range Twenty One (21) West, Pettis County, Missouri; thence North 87°34’10” West, along the South line of said Northwest Quarter of the Southeast Quarter, 391.02 feet; thence North 02°02’20” East, 749.77 feet; thence South 87°57’40” East, 391.0 feet to the East line of said Northwest Quarter of the Southeast Quarter; thence South 02°02’20” West, along said East line, 752.44 feet to the point of beginning.  Except, the North Three Hundred Forty-Six (346) feet thereof; and
The South One Hundred Ninety Five (195) feet of the North Three Hundred Forty Six (346) feet of the following described tract: Beginning at the Southeast Corner of the Northwest Quarter of the Southeast Quarter of Section Eleven (11), Township Forty Five (45) North, Range Twenty One (21) West, Pettis County, Missouri; thence North 87°34’10” West, along the South line of said Northwest Quarter of the Southeast Quarter 391.02 feet; thence North 02°02’20” East, 749.77 feet; thence South 87°57’40” East, 391.0 feet to the East line of said Northwest Quarter of the Southeast Quarter; thence South 02°02’20” West, along said East line, 752.44 feet to the point of beginning.

2. Although the Contract provides for the payment of the Purchase Price ($1,350,000.00) (i) by a partial cash payment ($1,080,000.00) at Closing and (ii) delivery of a Note ($270,000.00) at Closing, the Buyer and Seller have agreed that the entire Purchase Price ($1,350,000.00) shall be paid at Closing.  As such, neither the Note nor the related guaranty will be signed or delivered by Buyer to Seller.  All references in the Contract and related Closing documents related to the payment of the Purchase Price shall be deemed to have been amended accordingly.

3. All other provisions of the Contract shall remain of full force and effect.

4. The Parties agree and acknowledge that the lease, to be entered into upon closing of the Contract, between the Parties for the above described Property will be amended to reflect the description of the Property as is amended and restated by this Addendum.

5. This Addendum may be executed, in person, by telefacsimile, or by .PDF in multiple counterparts, none one of which need be signed by more than one of the parties, each of which shall be deemed an original and all of which shall be construed together as one and the same instrument.

“Buyer”	“Seller”
David Chymiak LLC an Oklahoma limited liability company By _________________________________ Printed Name: ____________________ Title: ___________________	ADDvantage Technologies Group of Missouri, Inc. a Missouri corporation By____________________________________ Printed Name: _______________________ Title: _____________________

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